Exhibit 9



                                        July 17, 1996

          JP Foodservice, Inc.
          9830 Patuxent Woods Drive
          Columbia, Maryland
          Attention: James L. Miller

          Dear Mr. Miller:

                    This letter is to confirm our understanding regarding certain matters relating to the registration, under the Securities Act of 1933, as amended (the "Secu-rities Act"), and public offering of shares of common stock (the "JP Stock") of JP Foodservice, Inc. ("JP") and certain rights of the PYA Investors (collectively, "PYA") under the Amended and Restated Registration Rights Agree-ment, dated as of November 22, 1994, by and among JP, PYA/Monarch, Inc., an indirect wholly-owned subsidiary of Sara Lee Corporation, and certain other parties thereto (the "Registration Rights Agreement").

                    PYA hereby agrees to waive its right to receive 45 days' prior written notice of the filing of a regis-tration statement by JP pursuant to Section 4 of the Registration Rights Agreement with respect to the regis-tration and sale of up to 4,000,000 shares of JP Stock in a primary offering pursuant to a Registration Statement on Form S-3 (as amended from time to time, the "Registra-tion Statement"), filed with the Securities and Exchange Commission on July 1, 1996 (the "JP Offering"). PYA also agrees to waive its "piggy-back" registration rights pursuant to Section 4 of the Registration Rights Agree-ment solely with respect to the JP Offering if PYA's participation in the JP Offering would, if in more than a de minimis amount, preclude JP from accounting for the acquisition of Valley Industries, Inc. (the "Valley Acquisition") as a "pooling-of-interests" in which case PYA shall not participate at all in the JP Offering. If the JP Offering is not completed by September 16, 1996, JP agrees that it will give reasonable consideration to a request by PYA to delay the JP Offering until such time as PYA may participate in the JP Offering without affect-ing the ability of JP to account for the Valley Acquisi-tion as a "pooling-of-interests," provided that the determination whether to delay the JP Offering will be made by JP in its sole discretion.

                    PYA agrees that it will permit JP to use a Form
          S-3 to register the shares of JP Stock to be issued in connection with the Valley Acquisition, provided that the securityholders of Valley agree that they will sell such shares as if they were subject to the restrictions con-tained in Rule 145 of the Securities Act, and agrees to waive its notice and "piggy-back" registration rights pursuant to Section 4 of the Registration Rights Agree-ment with respect to the offering of JP Stock covered by such Form S-3. JP agrees that it will use all reasonable efforts to close the Valley Acquisition as soon as practicable.

                    PYA further agrees that it will not sell any shares of JP Stock or engage in any marketing efforts with respect to the sale of its shares of JP Stock during the period commencing five (5) days before the date the Registration Statement is declared effective and ending on the earlier of 90 days after the effectiveness of the Registration Statement and November 22, 1996 and that it
          (and the Sara Lee Foundation) will enter into an agree-ment with JP and the underwriters to such effect in the form attached hereto; provided, that such agreement shall reflect the dates set forth above and shall explicitly provide that it shall not prevent PYA from exercising a demand registration during such period or the Company from filing on or after October 8, 1996 a registration statement with respect to such demand and taking all necessary steps to have such registration statement ready to be declared effective immediately upon the termination of such period. The first sentence of Section 9 of the Registration Rights Agreement shall not restrict PYA from selling JP Stock during the period beginning on the earlier of 90 days after effectiveness of the Registra-tion Statement and November 22, 1996 and ending on February 15, 1997.

                    In consideration for the foregoing waivers and agreements by PYA related to certain of its rights under the Registration Rights Agreement, JP hereby agrees that if PYA elects to exercise a demand registration right pursuant to Section 3.01 of the Registration Rights Agreement on or before February 15, 1997, JP will file a registration statement with respect to such demand as promptly as reasonably practicable, but in no event more than seven (7) business days following receipt of notice from PYA. PYA agrees that it will give reasonable con-sideration to a request by JP to limit the number of shares of JP Stock to be sold, provided that the size of the offering will be determined by PYA in its sole dis-cretion. JP will use its best efforts to cause the registration statement to become effective and take all other actions necessary to enable PYA to offer and sell its shares of JP Stock commencing on November 23, 1996 or such other date thereafter as may be specified by PYA, provided that PYA remains subject to the limitations on any marketing efforts set forth in the preceding para-graph. JP will otherwise comply with the terms of the Registration Rights Agreement in connection with any such demand. JP further agrees to waive its rights to post-pone the filing of a registration statement for up to 90 days pursuant to Section 3.02(e) of the Registration Rights Agreement with respect to any offering of shares of JP Stock as a result of the exercise by PYA of a demand registration right under Section 3.01 of the Registration Rights Agreement prior to February 15, 1997. Furthermore, JP agrees that it will not issue any shares of JP Stock in a public offering or file any registration statement (other than a registration statement on Form S-4 or Form S-8) with respect thereto, except in connection with the JP Offering, during the period from the earlier of 90 days after the effectiveness of the Registration Statement and November 22, 1996 through the later of February 15, 1997 or, if PYA elects to exercise a demand registration right as described above, the completion of the sale by PYA of its JP Stock but not later than May 1, 1997. JP will cooperate fully with PYA in any offering by PYA of its JP Stock, including, but not limited to, promptly providing the assistance of senior executives of JP in the preparation of and participation in road shows to facilitate the offering.

                    The undersigned PYA Investor holds at least 51% of the JP Stock held by all PYA Investors.

                    In connection with the exercise of any demand registration right by PYA as described above, the Manage-ment Investors (as defined in the Registration Rights Agreement) shall not have any right pursuant to Section
          3.03 of the Registration Rights Agreement to receive notice of such demand and notwithstanding such Section
          3.03 shall have no right to participate in such registra-tion unless they have provided PYA and the Company with written notice of their decision to participate within 10 days of notice of PYA's demand. The undersigned Manage-ment Investors hold at least 51% of the JP Stock held by the Management Investors.

                    The Management Investors hereby agree to waive their right to receive 45 days' prior written notice of the filing of the Registration Statement and agree to waive their "piggy-back" registration rights pursuant to
          Section 4 of the Registration Rights Agreement with respect to the JP Offering.

                    This letter agreement shall amend and supersede the Registration Rights Agreement to the extent it is inconsistent therewith. Except as otherwise specifically provided herein, the Registration Rights Agreement will remain in full force and effect.

                    This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

                    Please acknowledge your agreement with the foregoing by signing and returning a copy of this letter to us, which thereupon will constitute our agreement with respect to the foregoing.

                                        Sincerely,

                                        PYA/MONARCH, INC.

                                        By: /s/ Janet Langford Kelly
                                            Name:  Janet Langford Kelly
                                            Title: Vice President and
                                                   Secretary

          Confirmed and agreed to as of
          the date first written above.

          JP FOODSERVICE, INC.

          By:  /s/ Lewis Hay III
               Name:   Lewis Hay III
               Title:  Senior Vice President
                       and Chief Financial Officer

          THE MANAGEMENT INVESTORS

               /s/ Lewis Hay III
               Name: Lewis Hay III

               /s/ Mark P. Kaiser
               Name: Mark P. Kaiser

               /s/ James L. Miller
               Name:  James L. Miller

               /s/ George T. Megas
               Name:  George T. Megas


                                                         ATTACHMENT

                             JP FOODSERVICE, INC.

                                LOCK-UP LETTER

                                                  November 18, 1994

          SMITH BARNEY INC.
          GOLDMAN, SACHS & CO.
          THE ROBINSON-HUMPHREY COMPANY, INC.
               As Representatives of the Several U.S. Underwriters,

           and

          SMITH BARNEY INC.
          GOLDMAN SACHS INTERNATIONAL
          THE ROBINSON-HUMPHREY COMPANY, INC.
               As Lead Managers of the several Managers

          c/o  SMITH BARNEY INC.
               1345 Avenue of the Americas
               New York, NY 10105

          Dear Sirs:

                    The undersigned understands that you and cer-tain other firms propose to enter into a U.S. Underwrit-ing Agreement and an International Underwriting Agreement (the "Underwriting Agreements") providing for the pur-chase by you and such other firms (the "Underwriters") of 7,825,000 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of JP Foodservice, Inc. (the "Company") and that the Underwrit-ers propose to reoffer the Shares to the public.

                    In consideration of the execution of the Under-writing Agreements by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Smith Barney Inc., Goldman, Sachs & Co. and The Robin-son-Humphrey Company, Inc. the undersigned will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, in the public market for a period of 180 days after the date of the final Prospectus relating to the offering of the Shares to the public by the Under-writers, except for sales or other transfers to affili-ates (which, for the purposes hereof, shall be deemed to include The Sara Lee Foundation) which agree in writing to be bound by the terms of this Letter Agreement.

                    The undersigned agrees that the provisions of this agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the under-signed.

                    In furtherance of the foregoing, the Company and The Bank of New York, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

                    It is understood that, if the Underwriting
          Agreements do not become effective, or if the Underwrit-ing Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release us from our obligations under this letter agreement.

                                             Very truly yours,


                                             PYA/Monarch, Inc.